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                                                                    Exhibit 24.1





CONSENT OF INDEPENDENT ACCOUNTS

We consent to the incorporation by reference in the registration statement of AZCO Mining Inc. on Form S-8 (File Numbers 33-56468 and 33-61434) of our report dated August 29, 1996, on our audits of the consolidated financial statements and financial statement schedules of AZCO Mining Inc. as of June 30, 1996 and 1995 and for the years ended June 30, 1996, 1995 and 1994, which report is included in this Annual Report on Form 10-K.





COOPERS & LYBRAND, L.L.P.

Phoenix, Arizona
September 27, 1996